Exhibit 25.3

securities and exchange commission

Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)    ☐

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

91-1821036

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Scott Miller

U.S. Bank Trust Company, National Association

10 West Broad Street

Columbus, OH 43215

(614) 849-3402

(Name, address and telephone number of agent for service)

BATH & BODY WORKS, INC.

(Issuer with respect to the Securities)

Delaware	31-1029810
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Limited Parkway Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

6.694% Senior Notes Due 2027

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.       AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.         LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2021 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Columbus, Ohio on the 15th of March, 2022.

By:	/s/ Scott Miller
Scott Miller
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

# CERTIFICATE OF CORPORATE EXISTENCE

I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank Trust Company, National Association," Portland, Oregon (Charter No. 23412), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, January 12, 2022, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia

Acting Comptroller of the Currency

CURRENCY BUREAU SEAL OF THE Comptroller OF THE CURRENCY TREASURY DEPARTMENT

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank Trust Company, National Association," Portland, Oregon (Charter No. 23412), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, January 19, 2022, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Acting Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: March 15, 2022

By:	/s/ Scott Miller
Scott Miller
Vice President

Exhibit 7

U.S. Bank Trust Company, National Association

Statement of Financial Condition

as of 12/31/2021*

($000’s)

12/31/2021
Assets
Cash and Balances Due From Depository Institutions	$21,114
Securities	0
Federal Funds	0
Loans & Lease Financing Receivables	0
Fixed Assets	0
Intangible Assets	0
Other Assets	402
Total Assets	$21,516

Liabilities
Deposits	$0
Fed Funds	0
Treasury Demand Notes	0
Trading Liabilities	0
Other Borrowed Money	0
Acceptances	0
Subordinated Notes and Debentures	0
Other Liabilities	43
Total Liabilities	$43

Equity
Common and Preferred Stock	200
Surplus	800
Undivided Profits	20,473
Minority Interest in Subsidiaries	0
Total Equity Capital	$21,473

Total Liabilities and Equity Capital	$21,516

*In connection with the transfer of substantially all of the corporate trust business of U.S. Bank National Association (“USBNA”) to U.S. Bank Trust Company, National Association (“USBTC”) in January 2022, USBNA made a cash capital contribution of $600,000,000 to USBTC and a non-cash capital contribution of approximately $570,835,000 to USBTC. These contributions will be reflected in the future statements of financial condition.